SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2010

GMV WIRELESS, INC.

 (Exact name of registrant as specified in its charter)

Nevada	333-158184	26-3988293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

345 S. End Avenue, #7P New York, NY 10280
(Address of principal executive offices)

212.786.1290
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

Telephone: 619.399.3090

Facsimile: 619.399.0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GMV Wireless Inc.

Form 8-K

Current Report

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 22, 2010, GMV Wireless, Inc. (the “Company”) entered into a Management Agreement (the “Management Agreement”) with Mr. Mark Simon (“Mr. Simon”) whereby he agreed to act as the Company’s Chief Executive Officer, President, Chief Financial Officer, and Secretary and as a Director (the “Services”). As consideration, Mr. Simon received an aggregate fee of $2,500 per calendar month, paid as follows: (i) $1,000 cash; and, (ii) $1,500 converted into shares of the Company's Common Stock.

On November 4, 2010, the Company entered into an Amended Management Agreement (the “Amended Agreement”) with Mr. Simon. Pursuant to the Amended Agreement, Mr. Simon will receive $2,500 cash per calendar month beginning October 1, 2010 as consideration. Except for the foregoing, all terms of the Amended Agreement remained the same as the Management Agreement.

The foregoing summary description of the terms of the Amended Agreement may not contain all information that is of interest. For further information regarding the terms and conditions of the Amended Agreement, reference is made to such Amended Agreement, which is filed as Exhibit 10.1, hereto, and is incorporated by reference.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1

Amended Management Agreement with Mark Simon executed on November 4, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 10, 2010

GMV WIRELESS, INC.

By: /s/ Mark Simon

Mark Simon- CEO

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